UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2008
VERIFONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32465 (Commission File Number)	04-3692546 (IRS Employer Identification No.)
2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices with zip code)
(408) 232-7800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
SIGNATURE

Item 7.01.	Regulation FD Disclosure
          VeriFone, Inc. (the “Borrower”), a wholly owned subsidiary of VeriFone Holdings, Inc., has scheduled a meeting with the lenders party to the Credit Agreement, dated as of October 31, 2006, as amended by a First Amendment dated as of January 25, 2008 and a Second Amendment dated as of April 28, 2008 (together, the “Credit Agreement”), among the Borrower, VeriFone Intermediate Holdings, Inc., JPMorgan Chase Bank, N.A., as Administration Agent and Swing Line Lender and as an L/C Issuer, Bank Leumi USA and Wells Fargo Bank, N.A., as Co-Documentation Agents, Lehman Commercial Paper Inc., as Syndication Agent, and the lenders from time to time party thereto. The Borrower intends to seek a further amendment and waiver to the Credit Agreement in order to permit it to furnish to the lenders its amended quarterly reports on Form 10-Q for the fiscal quarters ended January 31, 2007, April 30, 2007 and July 31, 2007, its annual report on Form 10-K for the fiscal year ended October 31, 2007 and its quarterly reports on Form 10-Q for the fiscal quarters ended January 31, 2008 and April 30, 2008 on or before August 31, 2008 without a default occurring under the Credit Agreement.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE HOLDINGS, INC.
Date: July 24, 2008	By:	/s/ Douglas Bergeron
	Name:	Douglas Bergeron
	Title:	Chief Executive Officer

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